UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): January 8, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)

(813) 273-6261
(Telephone Number, Including Area Code)

SIGNATURE
EX-99.1 Plans for 2004 at Investment Conference
EX-99.2 Needham 6th Annual Growth Conference

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Our chief executive officer, D. Gregory Smith, gave a presentation January 8, 2004 at the Sixth Annual Needham Growth Conference in which he discussed our plans for 2004 and touched on certain results of our operations for the year ended December 31, 2003. The presentation was announced and summarized in a news release on January 8, 2004 and disseminated via web cast. A copy of the news release is attached as Exhibit 99.1 to this Form 8-K. A transcript of the presentation is attached as Exhibit 99.2 to this Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 14, 2004.
Z-TEL TECHNOLOGIES, INC

	BY:	/s/ D. Gregory Smith

	Name: Title:	D. Gregory Smith Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.